040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske	20170357436-88
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/21/2017 10:11 AM
	Entity Number E0400642017-3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Leader Hill Corporation

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: Vcorp Services, LLC
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 | Par value per share: $ 0.001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) SEAH CHIA YEE
Name
Rm 1204, Blk B Mei Li Yuan, Hong Ling Mid Rd | Luohu, Shenzhen | CN | 518000
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

SEAH CHIA YEE | X [signature]
Name | Incorporator Signature

Rm 1204, Blk B Mei Li Yuan, Hong Ling Mid Rd | Louhu, Shenzhen | CN | 518000
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] | 8/21/17
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

CONTINUATION OF ARTICLES OF INCORPORATION

OF

Leader Hill Corporation

Article two. Registered Agent for Service of Process:

Name of Commercial Registered Agent:	Vcorp Services, LLC
Address of Commercial Registered Agent:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134
Address of Registered Office:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134
Mailing Address of Registered Office:	1645 Village Center Circle, Suite 170, Las Vegas, NV 89134

Article three. Authorized Stock:

The aggregate number of shares which the Corporation shall have authority to issue is seventy-five million (75,000,000) shares, consisting of only, "Common Stock", with all of such shares having a par value of $.001 per share.